                                  Exhibit 21

                          Subsidiaries of Registrant

                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                      Percent       State of
                                                         of       Incorporation
          Parent                   Subsidiary        Ownership   or Organization
---------------------------  ----------------------  ----------  ---------------

GFS Bancorp, Inc.            Grinnell Federal           100%         Federal
                               Savings Bank

Grinnell Federal Savings     Grinnell Service           100%         Iowa
   Bank                        Corporation, Inc.